Exhibit 99.2
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 18, 2013, Scientific Games Corporation (the “Company”) acquired WMS Industries Inc. (“WMS”) through the merger of a wholly owned subsidiary of the Company with and into WMS, with WMS continuing as the surviving corporation (the “Acquisition”). At the closing of the Acquisition, each outstanding share of WMS common stock, par value $0.50, other than shares of WMS common stock owned by WMS (which were cancelled), was converted into the right to receive $26.00 per share in cash, without interest. The aggregate amount paid by the Company for all of the equity securities of WMS was approximately $1.5 billion.
In connection with the Acquisition, the Company entered into senior secured credit facilities in an aggregate principal amount of $2.6 billion, consisting of a $300 million revolving credit facility and a $2.3 billion term loan facility. The term loan facility was used, in part, to finance the consideration paid in the Acquisition, to pay off indebtedness under the prior credit agreements of the Company and WMS and to pay related acquisition and financing fees and expenses. The Acquisition and the related financings are collectively referred to in this Form 8-K/A as the “Transactions.”
The following unaudited pro forma combined financial statements (the "pro forma financial statements") present the pro forma financial position and results of operations of the combined company based upon the historical consolidated financial information of the Company and WMS after giving effect to the Transactions. The unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 (the "pro forma statements of operations") give effect to the Transactions as if they had been completed on January 1, 2012. The unaudited pro forma combined balance sheet as of September 30, 2013 (the "pro forma balance sheet") gives effect to the Transactions as if they had been completed on September 30, 2013.
The pro forma adjustments reflected in the pro forma financial statements are based on items that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect certain adjustments and reclassifications to the historical financial statements of WMS to conform to the Company's accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based upon the information currently available and additional reclassifications may be necessary once the accounting for the Transactions is completed and additional information becomes available.
In accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), the Acquisition will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the Acquisition. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of WMS. Accordingly, the pro forma financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.
    The pro forma financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the accompanying notes. The pro forma financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the Transactions been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future operating results or financial position of the Company. The pro forma statements of operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the Acquisition; or (2) the impact of non-recurring items directly related to the Acquisition.
The pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the pro forma financial statements;

•	the separate historical consolidated financial statements of the Company as of and for the year ended December 31, 2012, included in the Company's Annual Report on Form 10-K;

•
the separate historical unaudited consolidated interim financial statements of the Company as of and for the nine months ended September 30, 2013, included in the Company's Quarterly Report on Form 10-Q;

•	the separate historical consolidated financial statements of WMS as of and for the year ended June 30, 2013, included in WMS’s Annual Report on Form 10-K; and

•	the other information contained in or incorporated by reference into this Form 8-K/A.
PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2013
(Unaudited, in thousands, except per share amounts)

	Scientific Games Corporation	WMS Industries Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Instant tickets	$378,998	$—	$—		$378,998
Services	247,753	250,500	—		498,253
Sales	62,288	296,600	—		358,888
Total Revenue	689,039	547,100	—		1,236,139
Operating expenses:
Cost of instant tickets (1)	210,349	—	—		210,349
Cost of services (1)	135,020	43,700	(14,343)	(a)	164,377
Cost of sales (1)	39,262	145,800	—		185,062
Selling, general and administrative	143,789	148,900	(20,451)	(b)	272,238
Research and development	—	87,400	—		87,400
Employee termination and restructuring costs	331	—	—		331
Depreciation and amortization	111,052	98,600	45,326	(a),(c)	254,978
Operating income	49,236	22,700	(10,532)		61,404
Other income (expense):
Interest expense	(75,271)	(2,800)	(61,008)	(d)	(139,079)
Earnings from equity investments	13,012	—	—		13,012
Loss on early extinguishment of debt	—	—	—		—
Other income (expense), net	(850)	4,500	—		3,650
Total other income (expense)	(63,109)	1,700	(61,008)		(122,417)
Net (loss) income from continuing operations before income taxes	(13,873)	24,400	(71,540)		(61,013)
Income tax expense (benefit)	11,163	3,000	(3,000)	(e)	11,163
Net (loss) income from continuing operations	$(25,036)	$21,400	$(68,540)		$(72,176)

Basic and diluted net loss per share:
Basic from continuing operations	$(0.29)				$(0.85)
Diluted from continuing operations	$(0.29)				$(0.85)

Weighted average number of shares used in per share calculations:
Basic shares	84,919				84,919
Diluted shares	84,919				84,919

(1) Exclusive of depreciation and amortization.

See accompanying notes to the pro forma combined financial statements, which are an integral part of these statements.

PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2012
(Unaudited, in thousands, except per share amounts)

	Scientific Games Corporation	Discontinued Operations Adjustments	Scientific Games Continuing Operations	WMS Industries Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
Revenue:
Instant tickets	$493,642	$—	$493,642	$—	$—		$493,642
Services	352,317	(12,002)	340,315	272,000	—		612,315
Sales	94,643	—	94,643	416,500	—		511,143
Total Revenue	940,602	(12,002)	928,600	688,500	—		1,617,100
Operating expenses:
Cost of instant tickets (1)	282,548	—	282,548	—	—		282,548
Cost of services (1)	181,108	(10,410)	170,698	55,700	(17,143)	(a)	209,255
Cost of sales (1)	65,053	—	65,053	198,200	—		263,253
Selling, general and administrative	188,813	(2,829)	185,984	146,000	(2,500)	(b)	329,484
Research and development	—	—	—	100,700	—		100,700
Employee termination and restructuring costs	11,502	(883)	10,619	—	—		10,619
Depreciation and amortization	173,370	(22,523)	150,847	105,400	84,520	(a),(c)	340,767
Operating income	38,208	24,643	62,851	82,500	(64,877)		80,474
Other income (expense):
Interest expense	(100,008)	—	(100,008)	(2,500)	(83,014)	(d)	(185,522)
Earnings from equity investments	28,073	—	28,073	—	—		28,073
Loss on early extinguishment of debt	(15,464)	—	(15,464)	—	—		(15,464)
Other income (expense), net	1,185	82	1,267	12,700	—		13,967
Total other income (expense)	(86,214)	82	(86,132)	10,200	(83,014)		(158,946)
Net (loss) income before income taxes	(48,006)	24,725	(23,281)	92,700	(147,891)		(78,472)
Income tax expense (benefit)	14,621	6,057	20,678	34,900	(33,333)	(e)	22,245
Net (loss) income	$(62,627)	$18,668	$(43,959)	$57,800	$(114,558)		$(100,717)

Basic and diluted net loss per share:
Basic	$(0.70)		$(0.49)				$(1.12)
Diluted	$(0.70)		$(0.49)				$(1.12)
Weighted average number of shares used in per share calculations:
Basic shares	90,011		90,011				90,011
Diluted shares	90,011		90,011				90,011

(1) Exclusive of depreciation and amortization.

See accompanying notes to the pro forma combined financial statements, which are an integral part of these statements.

PRO FORMA COMBINED BALANCE SHEET
As of September 30, 2013
(Unaudited, in thousands)

	Scientific Games Corporation	WMS Industries Inc.	Pro Forma Adjustments	Note 4	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$73,461	$52,400	$30,229	(f)	$156,090
Restricted cash	50	10,900	—		10,950
Accounts receivable, net	200,352	125,600	—		325,952
Notes receivable, net	—	183,400	—		183,400
Inventories	79,256	68,900	(361)	(g)	147,795
Deferred income taxes, current portion	6,396	13,900	7,133	(h)	27,429
Prepaid expenses, deposits and other current assets	45,626	43,400	—		89,026
Total current assets	405,141	498,500	37,001		940,642
Long-term notes receivables, net	—	80,700	—		80,700
Property and equipment, at cost	875,581	875,400	(401,241)	(i)	1,349,740
Less: accumulated depreciation	(500,512)	(484,300)	484,300	(i)	(500,512)
Net property and equipment	375,069	391,100	83,059	(i)	849,228
Goodwill	800,372	48,200	318,028	(j)	1,166,600
Intangible assets, net	92,110	131,300	409,382	(k)	632,792
Equity investments	353,683	—	—		353,683
Other assets	129,853	71,100	47,304	(l)	248,257
Total assets	$2,156,228	$1,220,900	$894,774		$4,271,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt payments due within one year	$11,085	$—	$16,721	(m)	$27,806
Accounts payable	61,700	61,300	—		123,000
Accrued liabilities	147,789	89,200	7,004	(n)	243,993
Total current liabilities	220,574	150,500	23,725		394,799
Deferred income taxes	65,100	25,500	52,304	(h)	142,904
Other long-term liabilities	67,864	13,800	56,780	(o)	138,444
Long-term debt, excluding current installments	1,448,051	100,000	1,616,760	(m)	3,164,811
Total liabilities	1,801,589	289,800	1,749,569		3,840,958
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.01 per share	1,003	29,800	(29,800)	(p)	1,003
Additional paid-in capital	732,343	449,000	(449,000)	(p)	732,343
Accumulated (loss) income	(232,797)	589,700	(513,395)	(h),(p)	(156,492)
Treasury stock, at cost	(144,882)	(133,800)	133,800	(p)	(144,882)
Accumulated other comprehensive (loss) income	(1,028)	(3,600)	3,600	(p)	(1,028)
Total stockholders’ equity	354,639	$931,100	(854,795)	(p)	430,944
Total liabilities and stockholders’ equity	$2,156,228	$1,220,900	$894,774		$4,271,902

See accompanying notes to the pro forma combined financial statements, which are an integral part of these statements.

NOTES TO THE PRO FORMA COMBINED FINANCIAL STATEMENTS
(Unaudited, in thousands, except per share amounts)

Note 1. Description of the Transactions

WMS Acquisition

On October 18, 2013, in connection with the Acquisition, each outstanding share of WMS common stock, par value $0.50, other than shares of WMS common stock owned by WMS (which were cancelled), was automatically cancelled and converted into the right to receive $26.00 per share in cash, without interest. In addition, each outstanding WMS stock option, restricted share, restricted stock unit, phantom unit and performance unit (except for certain equity awards that were granted by WMS following January 30, 2013, which were converted into equivalent Company equity awards using a customary exchange ratio) was cancelled in exchange for the right of the holder to receive a lump sum cash payment calculated in accordance with the terms of the acquisition agreement. The aggregate consideration paid by the Company in respect of WMS common stock, stock options, restricted shares, restricted stock units, phantom units and performance units was $1,485,923.

New Credit Facilities

In connection with the Acquisition, the Company entered into senior secured credit facilities in an aggregate principal amount of $2,600,000, consisting of a $300,000 revolving credit facility and a $2,300,000 term loan facility (the "New Credit Facility"). The term loan facility was used, in part, to finance the consideration paid in the Acquisition, to repay indebtedness under the prior credit agreements of the Company and WMS and to pay related acquisition and financing fees and expenses.

Note 2. Basis of Pro Forma Presentation

The pro forma statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 give effect to the Transactions as if they had been completed on January 1, 2012. The pro forma balance sheet as of September 30, 2013 gives effect to the Transactions as if they had been completed on September 30, 2013. The pro forma financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in these notes. The pro forma financial statements are not necessarily indicative of what the operating results or financial position actually would have been had the Transactions been completed as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future operating results or financial position of the Company. The pro forma statements of operations do not include: (1) any revenue or cost saving synergies that may be achieved subsequent to the completion of the Acquisition; or (2) the impact of non-recurring items directly related to the Acquisition.

The pro forma financial statements have been derived from the historical consolidated financial statements of the Company and WMS after giving effect to the Transactions. The pro forma financial statements reflect certain adjustments and reclassifications to the historical financial statements of WMS to conform to the Company's accounting policies and financial statement presentation. The adjustments reflect the Company’s best estimates based upon the information currently available. The reclassifications were determined based upon the information currently available and additional reclassifications may be necessary once the accounting for the Transactions is completed and additional information becomes available.

The Company prepares its consolidated financial statements on the basis of a fiscal year ending December 31. The consolidated financial statements of WMS have historically been prepared on the basis of a fiscal year ending June 30. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s income statement must be brought within 93 days of the acquirer’s fiscal year end. Consequently, the pro forma statement of operations for the year ended December 31, 2012 represents the aggregation of the historical financial results of WMS for the four quarters ended December 31, 2012.  The pro forma statement of operations for the nine months ended September 30, 2013 represents the aggregation of historical financial results of WMS for the three quarters ended September 30, 2013.
On March 25, 2013, the Company completed the sale of its installed base of gaming terminals in the pub business to Gamestec Leisure Limited (a subsidiary of Astra Games Limited). In accordance with Accounting Standards Codification ("ASC") 205-20, Presentation of Financial Statements - Discontinued Operations, the results of the discontinued pub operations have been excluded in determining net (loss) income from continuing operations.
In accordance with U.S. GAAP, the Acquisition will be accounted for under the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed to be recognized at their fair values as of the date of the Transactions. At this time, the Company has not completed the detailed valuation analyses necessary to finalize the fair values of the assets and liabilities of WMS. Accordingly, the pro forma financial statements reflect a preliminary allocation of the purchase price based on assumptions and estimates with respect to fair value that are subject to change once the detailed valuation analyses are completed. Any such changes may be material.

The impact on the realizability of the Company's deferred tax assets resulting from the Acquisition will be considered during the quarter ending December 31, 2013.  Since the Company and WMS will file a consolidated U.S. federal tax return for 2013, taxable income generated by WMS may be used to realize deferred tax assets of the Company existing prior to the Acquisition.  Historical earnings and losses, projections of future income and tax-planning strategies available in relevant jurisdictions will be assessed on a combined company basis for purposes of determining the realizability of the Company's deferred tax assets.  It is possible that the Company may reverse a material portion of the valuation allowance against its U.S. deferred tax assets as a result of the Acquisition, which would result in a corresponding income tax benefit. However, at this time, the Company is unable to reasonably estimate the range of the impact on the Company’s effective tax rates that would result from a change, if any, in the realizability of its deferred tax assets.  For pro forma purposes, the Company did not evaluate the impact of the Acquisition on the Company's valuation allowance, but rather has reflected the pro forma tax adjustments as if the combined company is subject to a valuation allowance against U.S. deferred tax assets. The Company historically has not provided deferred taxes on undistributed earnings from its foreign subsidiaries deemed to be permanently reinvested. The Company has undistributed foreign earnings in its foreign subsidiaries and, for the purpose of the pro forma financial statements, the Company has not re-evaluated its previous conclusion regarding the deemed permanent reinvestment of the undistributed foreign earnings in its foreign subsidiaries. Therefore, for pro forma purposes, no U.S. corporate income taxes have been provided on undistributed foreign earnings of the foreign subsidiaries.  The Company will complete its analysis related to the reinvestment of foreign earnings during the quarter ended December 31, 2013.

Note 3. Preliminary Purchase Price and Allocation

The purchase price for the Acquisition was as follows:

Purchase price for WMS common stock (55,032 shares at $26.00 per share)	$1,430,829
Payments in respect of WMS stock options, restricted shares, restricted stock units, phantom units, and performance units	$55,094
Total equity purchase price	$1,485,923

The preliminary allocation of the purchase price to the estimated fair values of assets acquired and liabilities assumed is as follows:

Current assets	$465,524
Long-term notes receivable	80,700
Property, plant and equipment, net	474,159
Goodwill	366,228
Intangible assets	540,682
Other long-term assets	20,982
Total assets	1,948,275
Current liabilities	(158,601)
Long-term liabilities	(303,751)
Total liabilities	(462,352)
Total equity purchase price	$1,485,923

Note 4. Adjustments to Pro Forma Financial Statements
The pro forma adjustments included in the pro forma financial statements are as follows:
Adjustments to Pro Forma Statements of Operations
(a) Cost of services - In accordance with U.S. GAAP and the Company's accounting policies, expense related to long-term license agreements with minimum guarantees historically accounted for as cost of services by WMS has been reclassified to amortization expense within the depreciation and amortization line item on the statements of operations (reclassification of $14,343 for the nine months ended September 30, 2013 and $17,143 for the twelve months ended December 31, 2012). A corresponding adjustment to record the intangible asset related to the license agreements is described in the pro forma balance sheet note (k) below.
(b) Selling, general and administrative - Adjustment to remove Transaction-related fees and expenses of $8,169 and $12,282 for the Company and WMS, respectively, for the nine months ended September 30, 2013 and $2,500 for such fees and expenses of WMS for the twelve months ended December 31, 2012.
(c) Depreciation and amortization - For the nine months ended September 30, 2013 and twelve months ended December 31, 2012, WMS recorded depreciation and amortization expense totaling approximately $98,600 and $105,400, respectively. Upon the completion of the Transactions, the carrying value of WMS’s tangible and intangible assets were adjusted to their estimated fair value. The estimated useful lives for the respective assets are commensurate with the time period expected for their benefit. The depreciation and amortization expense for the assets acquired is as follows:

Property and Equipment	Estimated useful lives	Estimated fair value	Nine months ended September 30, 2013	Year Ended December 31, 2012
Land	Indefinite	$12,900	$—	$—
Real property	40	101,600	1,905	2,540
Gaming machines and personal property	3-4	359,659	78,977	105,303
		$474,159	$80,882	$107,843
Intangibles
Tradename	Indefinite	$84,000	$—	$—
Customer relationships	4-15	121,900	9,618	12,824
Intellectual property	4-10	243,600	39,083	52,110
Long-term licenses	1-5	$91,182	$14,343	$17,143
		$540,682	$63,044	$82,077
Total depreciation and amortization			$143,926	$189,920
Less: Historical depreciation and amortization			$98,600	$105,400
Adjustment			$45,326	$84,520
(d) Interest expense - Adjustment to record the additional interest expense that would have been incurred during the historical periods presented assuming the New Credit Facility was in place as of January 1, 2012. The additional interest expense related to the New Credit Facility has been computed using (1) the LIBOR rate (taking into account the 1% floor contemplated by the New Credit Facility but not reflecting financial instruments executed by the Company for interest rate hedging purposes) plus 3.25% applied to the new debt of $2,300,000, (2) the amortization of debt discount of $11,500 over the term of the New Credit Facility, (3) the amortization of the incremental deferred financing fees of approximately $77,668 associated with the New Credit Facility over its term, (4) the removal of historical interest associated with borrowings under the prior credit facilities of the Company and WMS, which were repaid in connection with the Transactions.
(e) Income tax expense (benefit) - Adjustment reflects a reversal of WMS’s U.S. tax expense included in the historical periods presented under the assumption that the U.S. taxable income of WMS for such periods would have been offset by U.S. tax attributes of the Company. An effective tax rate of 0% has been applied to the pro forma adjustments under the assumption that the combined company remains subject to a valuation allowance against U.S. deferred tax assets. See the pro forma balance sheet note (h) below for details related to the valuation allowance against U.S. deferred tax assets.

Adjustments to Pro Forma Balance Sheet
(f) Cash and cash equivalents - Adjustment reflects estimated cash and cash equivalents giving effect to the Transactions as follows:

Gross proceeds from New Credit Facility	$2,300,000
Less:
Equity purchase price	1,485,923
Repayment of borrowings under the Company's prior senior credit facility	555,020
Debt discount associated with New Credit Facility	11,500
Debt financing costs associated with New Credit Facility	77,668
Repayment of interest and accrued interest on the Company's prior senior credit facility	259
Payment of all outstanding WMS debt, accrued interest and fees	100,203
Other Transaction-related fees and expenses	39,198
Total adjustment	$30,229
Approximately $14,300 of the net proceeds is expected to be used to pay Transaction-related liabilities that are included in accrued liabilities in the pro forma balance sheet.
(g) Inventories - Adjustments to record WMS inventory acquired at its estimated fair value.
(h) Deferred income taxes - Adjustment includes an increase in long-term deferred income tax liabilities of $157,789 as a result of recording the assets and liabilities of WMS at their estimated fair values. The Company currently has a full valuation allowance against its U.S. deferred tax assets. For purposes of the pro forma financial statements, the Company did not evaluate the impact of the Acquisition to its valuation allowance but rather has recorded the pro forma tax adjustments as if the combined company is subject to a full valuation allowance against pro forma net U.S. deferred tax assets. The adjustment also includes a reclassification of WMS historical deferred tax assets of $23,521 from other assets, which partially offset the net deferred income tax liability of the Company on a pro forma basis. As a result of the net increase in deferred income tax liabilities in connection with the Acquisition, the adjustment also includes an $89,097 reduction of a portion of the valuation allowance against U.S. net deferred tax assets, which has the impact of decreasing long-term deferred income tax liabilities by $81,964 and increasing the current portion of deferred income tax assets by $7,133.
(i) Property and equipment, at cost, and accumulated depreciation, (net) - Adjustments to property and equipment and accumulated depreciation to remove the historical book value and record the net amount at estimated fair value. See the pro forma statements of operations note (c) above for details related to the estimated fair value of property and equipment.

Estimated fair value	$474,159
Less: Historical book value of property and equipment, net	(391,100)
Total adjustment	$83,059
(j) Goodwill - Adjustment represents the elimination of the historical goodwill of WMS and the addition of the estimated fair value of the goodwill recognized in connection with the Acquisition.
(k) Intangible assets, net - Adjustments to tradename, customer relationships, intellectual property and licenses to remove the historical value and record the net amounts of those identified intangible assets at their estimated fair value, as well as an adjustment to record long-term licenses with minimum guarantees in accordance with the Company's accounting policies. See the pro forma statements of operations note (c) above for details related to the estimated fair value of the intangible assets. The reclassification of expense related to long-term license agreements with minimum guarantees from cost of services to amortization to conform with the Company's accounting policies is described in the pro forma statements of operations note (a) above.

Estimated fair value of intangible assets	$449,500
Estimated fair value of long-term licenses	91,182
Total intangible assets	540,682
Less: Historical book value of intangible assets	(131,300)
Total adjustment	$409,382

(l) Other assets - Adjustments to record (1) the incremental deferred financing fees associated with the New Credit Facility, (2) the write-off of deferred financing fees due to early extinguishment of certain historical debt, and (3) a reclassification of WMS historical deferred tax assets to long-term deferred income tax liabilities.
(m) Debt payments due within one year and long-term debt, excluding current installments - Adjustments to reflect the incremental increase of indebtedness related to the New Credit Facility.
(n) Accrued liabilities - Adjustment to record the estimated fair value of short-term liabilities assumed related to change in control obligations and other Transaction-related fees and expenses.
(o) Other long-term liabilities - Adjustment to record the estimated fair value of above-market leases acquired and the guarantee liability related to long-term licenses with minimum guarantees described in the pro forma balance sheet note (k) above.
(p) Stockholders’ equity - Adjustment to record (1) elimination of historical equity balances of WMS, (2) Transaction-related fees and expenses of approximately $6,582 paid upon completion of the Transactions, (3) a charge for early extinguishment of debt of approximately $6,005 upon completion of the Transactions and (4) the impact of the $89,097 reduction of the valuation allowance against U.S. deferred tax assets as described in the pro forma balance sheet note (h) above.